UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol	Name of Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Expiration and Settlement of the Exchange Offer and Consent Solicitation

On January 17, 2025 (the “Settlement Date”), Trinseo PLC (the “Company”) consummated the previously announced offer by Trinseo Luxco Finance SPV S.à r.l. ( “Finance SPV”) and Trinseo NA Finance SPV LLC (together with Finance SPV, the “New Issuers”), each indirect wholly owned subsidiaries of the Company, to exchange (the “Exchange Offer”) any and all of Trinseo Holding S.à r.l.’s ( “Trinseo Holdings”) and Trinseo Materials Finance, Inc.’s (together with Trinseo Holdings, the “Existing Issuers”) 5.125% senior notes due 2029 (the “Existing 2029 Notes”), for new 7.625% Second Lien Senior Secured Notes due 2029 (the “New 2L Notes”) issued by the New Issuers.

In connection with the Exchange Offer, the Existing Issuers also consummated a solicitation of consents from eligible holders of the Existing 2029 Notes (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Existing 2029 Notes (the “Existing 2029 Notes Indenture”), to, among other things, eliminate or waive substantially all of the restrictive covenants, eliminate certain events of default, release the existing subsidiary guarantees of the Existing 2029 Notes and modify and eliminate certain other provisions, including the covenant regarding future guarantors (the “Proposed Amendments”).

The Existing 2029 Notes acquired in the Exchange Offer were transferred to Trinseo Holdings in exchange for the New Intercompany Loan B (as defined below) as further described below, and cancelled by Trinseo Holdings.

Supplemental Indenture to Existing 2029 Notes Indenture

As previously announced by the Company, in connection with the Consent Solicitation, the Company received the requisite consents from holders of the Existing 2029 Notes to adopt the Proposed Amendments to the Existing 2029 Notes Indenture. On the Settlement Date, the Existing Issuers entered into a supplemental indenture to the Existing 2029 Notes Indenture (the “Existing 2029 Notes Supplemental Indenture”) with The Bank of New York Mellon, as trustee, and each of the guarantors of the Existing 2029 Notes, to effect the Proposed Amendments. The Proposed Amendments became operative on the Settlement Date.

The foregoing summary of the Existing 2029 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Existing 2029 Notes Supplemental Indenture, a copy of which will be filed as an exhibit to a subsequent Company filing.

New 2L Notes

On the Settlement Date, the New Issuers issued the New 2L Notes in an aggregate principal amount of approximately $379.5 million in exchange for the total of approximately $446.5 million aggregate principal amount of the Existing Issuers’ Existing 2029 Notes validly tendered and accepted in connection with the Exchange Offer (or 99.88% of the aggregate principal amount thereof outstanding). The New 2L Notes are senior secured obligations of the New Issuers, as further described below.

The New 2L Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and have been issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to persons outside the United States who are not “U.S. persons” as defined in Regulation S under the Securities Act.

The following summary of the New 2L Notes Indenture (as defined herein) and the New 2L Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the New 2L Notes Indenture and the New 2L Notes, copies of which will be filed as exhibits to a subsequent Company filing.

Interest and Maturity

The New 2L Notes were issued pursuant to an indenture, dated as of the Settlement Date (the “New 2L Notes Indenture”), by and among the New Issuers, the Company, certain guarantor subsidiaries of the Company from time to time party thereto, The Bank of New York Mellon, as trustee (in such capacity, the “New 2L Notes Trustee”) and Alter Domus (US) LLC, as notes collateral agent (in such capacity, the “New 2L Notes Collateral Agent”). The New 2L Notes will bear interest at a rate of 7.625% per annum, of which: (i) from the Settlement Date until and including the date that is the sixth semiannual interest payment date following the Settlement Date, 5.125% per annum will be payable in cash and 2.50% per annum will be payable in-kind either by increasing the principal amount of the outstanding New 2L Notes or by issuing New 2L Notes, or, at the New Issuers’ option, in cash; and (ii) thereafter until maturity, the entire 7.625% per annum will be payable in cash. Interest on the New 2L Notes will be paid semiannually on February 15 and August 15 of each year, commencing on August 15, 2025. The New 2L Notes will mature on May 3, 2029.

Optional Redemption

With respect to the New 2L Notes, the New Issuers may at their option redeem the New 2L Notes, in whole or in part, on one or more occasions, at the redemption prices set forth in the New 2L Notes Indenture, together with accrued and unpaid interest, if any, to but not including the date of redemption.

At any time prior to the one year anniversary of the Settlement Date, the New Issuers may redeem all or part of the New 2L Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus the Applicable Premium (as defined in the New 2L Notes Indenture). At any time on or after the one-year anniversary of the Settlement Date but prior to the two-year anniversary of the Settlement Date, the New Issuers may redeem all or part of the New 2L Notes at a redemption price equal to 103.813% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time on or after the two-year anniversary of the Settlement Date, the New Issuers may redeem all or part of the New 2L Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Mandatory Redemption

Subject to the repayment in full in cash of the obligations under the 2028 Refinance Credit Agreement (as defined herein) upon the occurrence of certain events as set forth in the New 2L Notes Indenture, the New Issuers will be required to redeem the New 2L Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Events of Default

The New 2L Notes Indenture provides that each of the following is an Event of Default (as defined in the New 2L Notes Indenture) with respect to the New 2L Notes: (1) default in any payment of interest, if any, on any New 2L Note when due and payable, continued for 30 days; (2) default in the payment of the principal amount of or premium, if any, on any New 2L Note issued under the New 2L Notes Indenture when due at its Stated Maturity (as defined in the New 2L Notes Indenture), upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) failure to comply for 60 days (or in the case of a failure to comply with certain obligations to provide reports to note holders, 120 days) after written notice by the New 2L Notes Trustee on behalf of the note holders or by the note holders of at least 30% in principal amount of the outstanding New 2L Notes with the New Issuers’ agreements or obligations contained in the New 2L Notes Indenture; (4) default under any mortgage, indenture instrument evidencing any indebtedness for money borrowed by the New Issuers caused by failure to pay the principal of such indebtedness at maturity and results in its acceleration, the principal amount of which equals $125.0 million or more; (5) failure by the New Issuers or any significant subsidiary to pay a final unindemnifiable judgment of $125.0 million or more for more than 60 consecutive days after such judgment becomes final; (6) any guarantee pursuant to the terms of the New 2L Notes Indenture ceases to be in full force and effect other than in accordance with the New 2L Notes Indenture; (7) any security interest or lien in favor of the New 2L Notes Collateral Agent purported to be created by any Collateral Document (as defined in the New 2L Notes Indenture) in any material portion of the Collateral (as defined herein) purported to be covered thereby, ceases to be in full force and effect, or is asserted in writing not to be a valid and perfected security interest in or lien on the Collateral covered thereby; (8) either of the New Issuers or any subsidiary consents or acquiesces to the institution of bankruptcy or insolvency proceedings against it or any foreign equivalent; (9) a court of competent jurisdiction enters an order or decree under any bankruptcy law that certain specified events have occurred, (10) a Change of Control (as defined in the New 2L Notes Indenture) occurs, or (11) a Triggering Event (as defined in the New 2L Notes Indenture) occurs,  provided, that a default under items 3, 4, 5 or 11 above will not be an Event of Default unless the New 2L Notes Trustee or the holders of at least 30% in principal amount of the New 2L Notes notify the New Issuers (and, in the case of notice from the holders, the New 2L Notes Trustee) of the default and, with respect to clauses 3 and 5, the New Issuers do not cure such default within the time specified in the New 2L Notes Indenture, as applicable, after receipt of such notice.

Covenants

The New 2L Notes Indenture contains covenants which, among other things, will limit the New Issuers’ and the Covenant Guarantors’ (as defined herein) ability to incur additional indebtedness or issue certain preferred shares, pay dividends on or make other distributions in respect of the New Issuers’ membership interests or capital stock, incur certain liens, make certain investments, loans, advances or acquisitions, sell certain assets, agree to certain restrictions on the ability of restricted subsidiaries to make payments to the New Issuers or the Covenant Guarantors; consolidate, merge, sell or otherwise dispose of all or substantially all of the New Issuers’ or the Covenant Guarantors’ assets, form or acquire subsidiaries, take certain actions with respect to the separateness of the New Issuers and certain Covenant Guarantors, take certain actions with respect to the existing term loans under the OpCo Credit Agreement term loan facility (the “OpCo InterCompany Term Loans”) and the New Intercompany Loans (as defined herein), prepay or redeem junior debt, take certain actions with respect to the intellectual property and existing license agreements held by Trinseo Europe GmbH (“Trinseo Europe”) that are necessary to operate the businesses of Altuglas LLC (“Altuglas”) and Aristech Surfaces LLC (“Aristech”), each wholly owned indirect subsidiaries of the Company (the “Aristech and Altuglas IP”) and related license agreements, enter into transactions with the New Issuers’ affiliates, or take certain actions with respect to Americas Styrenics LLC (“Americas Styrenics,” a styrene and polystyrene joint venture with Chevron Phillips Chemical Company LP).

Guarantees, Security and Ranking

The New 2L Notes will be senior secured obligations of the New Issuers, secured by the Collateral on a second lien basis (or, with respect to certain assets of Trinseo Europe, a third lien or fourth lien basis), subject to certain exclusions and permitted liens as set forth in the New 2L Notes Indenture, the 2028 Refinance Intercreditor Agreement and the OpCo Super-Priority Intercreditor Agreement (each as defined herein) and certain security agreements. The New 2L Notes are jointly and severally unconditionally guaranteed on a second lien basis (or, with respect to such assets of Trinseo Europe, a third lien or fourth lien basis) (the “New 2L Note Guarantees”) by (i) the Company, Trinseo NA Finance LLC, Altuglas and Aristech (the “Covenant Guarantors”) and (ii) Trinseo Europe, Trinseo Belgium BV, Trinseo Operating Belgium BV, Trinseo Deutschland GmbH, Trinseo Deutschland Anlagengesellschaft mbH, Trinseo Deutschland RE GP GmbH, Trinseo Deutschland RE GmbH & Co. KG, PT Trinseo Materials Indonesia, PT Trinseo Operating Indonesia and Taiwan Trinseo Limited (collectively, the “Other Guarantors”). The New 2L Notes and the New 2L Note Guarantees rank (i) equal in right of payment with any existing and future senior indebtedness of the New Issuers, the Covenant Guarantors and the Other Guarantors, (ii) effectively senior to any existing or future unsecured indebtedness of the New Issuers, the Covenant Guarantors and the Other Guarantors or indebtedness secured by liens on the Collateral ranking junior to the liens on the Collateral securing the New 2L Notes and the New 2L Note Guarantees, in each case to the extent of the value of the Collateral, (iii) effectively junior to any existing or future indebtedness secured by liens on the Collateral that rank senior to the New 2L Notes and the New 2L Note Guarantees (including the 2028 Refinance Term Loan Facility (as defined herein) and any other facilities under the 2028 Refinance Credit Agreement, and, solely with respect to certain assets of Trinseo Europe constituting Collateral, the OpCo Super-Priority Revolver Facility (as defined herein) and the OpCo Credit Agreement (as defined herein)), in each case to the extent of the value of the Collateral and (iv) senior in right of payment to any future subordinated indebtedness of the New Issuers, the Covenant Guarantors and the Other Guarantors. The New Notes are structurally subordinated to all of the liabilities of each of the Company’s subsidiaries (other than the New Issuers) that do not guarantee the New Notes.

The New 2L Notes and New 2L Notes Guarantees will be secured on a second lien basis by liens on the following (together, the “Collateral”), subject to certain permitted liens and customary exceptions: (a) the equity interests and substantially all the assets of the New Issuers; (b) the New Intercompany Loans; (c) the OpCo InterCompany Term Loans; (d) substantially all of the assets of Aristech, Altuglas and each other Covenant Guarantor (other than with respect to the Company, which security is limited to a pledge of the equity interest in the New Issuer held by it); (e) substantially all of the assets of Trinseo Europe, subject to the lien priorities set forth in the OpCo Super-Priority Intercreditor Agreement and the 2028 Refinance Intercreditor Agreement, as applicable; and (f) certain assets of the Other Guarantors, which assets will be substantially consistent (on a junior priority basis) to the assets of the Other Guarantors, subject to the liens securing the 2028 Refinance Credit Agreement.

OpCo Super-Priority Revolver Facility and OpCo Super-Priority Intercreditor Agreement

As contemplated by the previously announced transaction support agreement, dated December 9, 2024 (the “Transaction Support Agreement”), on the Settlement Date, the Existing Issuers, Trinseo Luxco S.à r.l., a wholly owned subsidiary of the Company (“Trinseo Luxco”), the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacity, the “OpCo Super-Priority Collateral Agent”) and the lenders party thereto executed a new credit agreement (the “OpCo Super-Priority Credit Agreement”) pursuant to which the lenders provided a new super priority revolving facility (the “OpCo Super-Priority Revolver Facility”) in an initial aggregate principal committed amount of $300.0 million.

In connection with the proposed OpCo Super-Priority Revolver Facility, on the Settlement Date, the OpCo Collateral Agent (as defined herein), the OpCo Super-Priority Collateral Agent, the 2028 Refinance Credit Agreement Collateral Agent (as defined herein) (solely with respect to Collateral of Trinseo Europe) and the New 2L Notes Collateral Agent (solely with respect to Collateral of Trinseo Europe) entered into a new intercreditor agreement (the “OpCo Super-Priority Intercreditor Agreement”), establishing, among other things, the relative rights and priority of the secured parties and the liens securing the obligations under each of the OpCo Super-Priority Revolver Facility, the OpCo Credit Agreement, the 2028 Refinance Credit Agreement and the New 2L Notes Indenture, respectively, and restricts the actions permitted to be taken by the each of the respective collateral agents party thereto.

The foregoing summary of the OpCo Super-Priority Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the OpCo Super-Priority Credit Agreement, a copy of which will be filed as an exhibit to a subsequent Company filing.

OpCo Credit Agreement Amendment

As contemplated by the Transaction Support Agreement, on the Settlement Date, the Existing Issuers, and the guarantors party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “OpCo Collateral Agent”), and Finance SPV entered into an amendment (the “OpCo Credit Agreement Amendment”) to that certain Credit Agreement, dated as of September 6, 2017 (as previously amended prior to the Closing Date, the “OpCo Credit Agreement”), by and among the Existing Issuers, the guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent. The 2028 Refinance Credit Agreement Amendment amended the 2028 Refinance Credit Agreement, among other things, to:

•	Permit under the OpCo Credit Agreement the designation of Aristech and Altuglas as “unrestricted subsidiaries” under each of the OpCo Credit Agreement and OpCo Super-Priority Revolver Facility and related transactions.

•	Facilitate two new intercompany incremental term loan tranches from Finance SPV, as lender, to the Existing Issuers, as borrowers, with: (a) the first tranche of incremental term loans of $115.0 million (the “New Intercompany Loan A”), and (b) the second tranche of incremental term loans in of approximately $379.5 million (being the amount equal to the face amount of New 2L Notes issued pursuant to the Exchange Offer) (the “New Intercompany Loan B” and, together with the New Intercompany Loan A, the “New Intercompany Loans”). The New Intercompany Loans rank pari passu in right of payment and lien priority with the 2028 Term Loan B (as defined herein) and OpCo Intercompany Term Loans and junior in right of payment and lien priority to the proposed OpCo Super-Priority Revolver Facility. The New Intercompany Loan A was used to fund the redemption of the 2025 Notes (as defined herein). The New Intercompany Loan B will be issued on a cashless basis in exchange for the transfer of the Existing 2029 Notes purchased by Finance SPV in the Exchange Offer.

•	Facilitate the OpCo Super-Priority Revolver Facility and OpCo Super-Priority Intercreditor Agreement.

The foregoing summary of the OpCo Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the OpCo Credit Agreement Amendment, a copy of which will be filed as an exhibit to a subsequent Company filing.

2028 Refinance Credit Agreement Amendment

As contemplated by the Transaction Support Agreement, on the Settlement Date, the New Issuers, the Company, Trinseo NA Finance LLC, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent and collateral agent (in such capacity, the “2028 Refinance Credit Agreement Collateral Agent”), amended that certain credit agreement dated September 8, 2023 (as amended, the “2028 Refinance Credit Agreement” and such amendment, dated as of the Settlement Date, the “2028 Refinance Credit Agreement Amendment”). The 2028 Refinance Credit Agreement Amendment amended the 2028 Refinance Credit Agreement, among other things, to:

•	Facilitate the issuance and permit the incurrence of the New 2L Notes, New 2L Note Guarantees and entry into the New 2L Notes Indenture, to be secured by the Collateral, which constitutes the same collateral package as the senior secured term loan facility of $1,077.3 million under the 2028 Refinance Credit Agreement, maturing in May 2028 (the “2028 Refinance Term Loan Facility”).

•	Permit the entry into the OpCo Super-Priority Intercreditor Agreement and the intercreditor agreement dated as of the Settlement Date (the “2028 Refinance Intercreditor Agreement”) by and among the 2028 Refinance Credit Agreement Collateral Agent and the New 2L Notes Collateral Agent, pursuant to which the liens securing the New 2L Notes are subordinated to the liens securing the 2028 Refinance Credit Agreement and certain other matters relating to the administration of security interests.

•	Add Aristech and Altuglas as guarantors under the 2028 Refinance Credit Agreement and grantors pursuant to an amendment and restatement of that certain pledge and security agreement, dated as of September 8, 2023.

•	Require each of the Other Guarantors to enter into an amendment and restatement of that certain limited guaranty, dated as of September 8, 2023, removing the Guaranty Limit (as defined therein).

•	Facilitate the incurrence of a new $115.0 million tranche of loans under the 2028 Refinance Credit Agreement, the proceeds of which will be used to fund the New Intercompany Loan A; and

•	Require Trinseo Europe to grant the 2028 Refinance Credit Agreement Collateral Agent and the New 2L Notes Collateral Agent a security interest in (i) the Aristech and Altuglas IP, certain new, replacement license agreements with respect to the use of the Aristech and Altuglas IP New License Agreements (as defined therein) and the intellectual property and existing license agreements held by Trinseo Europe that are necessary to operate the businesses of Aristech and Altuglas, with the 2028 Refinance Credit Agreement Collateral Agent having a lien priority senior to the liens of the New 2L Notes Collateral Agent, in each case, consistent with the 2028 Refinance Intercreditor Agreement and (ii) all of its other assets that are pledged or assigned for security purposes to secure the obligations under the OpCo Credit Agreement and the OpCo Super-Priority Revolver Facility with the lien priority set forth in the OpCo Super-Priority Intercreditor Agreement.

The foregoing summary of the 2028 Refinance Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2028 Refinance Credit Agreement Amendment, a copy of which will be filed as an exhibit to a subsequent Company filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Redemption of 2025 Notes

In connection with the previously announced notice of conditional redemption of all of the outstanding 5.375% senior notes due 2025 (the “2025 Notes”), as supplemented by that supplemental notice of conditional redemption, on January 17, 2025 (the “Redemption Date”), the Existing Issuers redeemed all of the outstanding 2025 Notes at a redemption price equal to the outstanding principal thereof and accrued but unpaid interest thereon to, but excluding, the Redemption Date. The Existing Issuers funded such redemption through the New Intercompany Loan A. In connection with such redemption, all 2025 Notes were cancelled and the related indenture was satisfied and discharged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: January 17, 2025